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                                                                    EXHIBIT 10.1

                                       LEASE
1. Basic Provisions.

1.1 Parties: This Lease ("Lease"), dated for reference purposes only, as of October 1, 2002, is made by and between La Canada Properties, Inc., a California corporation ("Landlord"), and Sport Chalet, Inc., a Delaware corporation ("Tenant") (collectively the "Parties" or individually a "Party").

1.2 Premises: The "Premises" shall consist of All space within the existing building (the "Building") located at 839 Houseman Street, in the City of La Canada, County of Los Angeles, State of California, containing approximately 27,500 square feet of "Rentable Area" (as hereinafter defined), on the north side of Foothill Boulevard, approximately as depicted on the site plan therefor attached hereto as Exhibit A and incorporated herein by this reference. The Premises are to be located within a larger project site as depicted on Exhibit A (the "Project") to be constructed by Landlord, which shall include certain "Common Areas" (as hereinafter defined). (See Paragraph 2 for further provisions.)

1.3 Term: Ten (10) years (the "Term") commencing on October 1, 2002 (the "Commencement Date"). (See Paragraph 3 for further provisions).

1.4 Options: Tenant shall have the option to extend the Term of this Lease for two (2) additional periods of five (5) years each, as more particularly provided in Paragraph 3.2 below.

1.5 Base Rent: "Base Rent" under this Lease shall initially equal the sum of $37,125.00, but shall be subject to increase on each yearly anniversary of the Commencement Date during the Term of this Lease, as the Term may be extended by any "Option Term(s)" in accordance with Paragraph 3.2 below, to equal the product obtained by multiplying the Base Rent in effect immediately prior to the applicable anniversary date, by a fraction, the numerator of which is the "Index" (as hereinafter defined) for the calendar month which is three (3) full calendar months prior to the applicable anniversary date, and the denominator of which is the Index for the calendar month which is fifteen (15) full calendar months prior to the applicable anniversary date; provided that in no event shall Base Rent be reduced as a result of such adjustment of an anniversary date. As used herein, the "Index" shall mean the Consumer Price Index published by the United States Department of Labor, Bureau of Labor Statistics (the "Bureau") "All Items" for All Urban Consumers in the Los Angeles-Riverside-Orange County metropolitan area (1982-84=100). Landlord shall use reasonable efforts to calculate and give Tenant written notice of any such increase in the Base Rent prior to, and Tenant shall in all events pay the increased Base Rent effective on, each anniversary date. Should the Bureau discontinue the publication of the Index, publish the same less frequently or alter the same in some other manner, the most nearly comparable index or procedure as reasonably determined by Landlord shall be substituted therefor. The Base Rent as adjusted pursuant hereto on an anniversary date shall be the Base Rent until the next anniversary date. Base Rent shall be payable monthly in advance on the first day of each month during the Term. (See Paragraph 4 for further provisions.)

1.6 Security Deposit: None.

1.7 Permitted Use. General office and administrative use and lawful uses incidental thereto and for no other use or purpose, unless expressly otherwise approved by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed.



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1.8 Tenant's Share: Tenant's Share shall be one hundred percent (100%) (being a fraction, expressed as a percentage, the numerator of which is the Rentable Area of the Premises and the denominator of which is the total of all Rentable Area within the Building). (See Paragraph 4 for further provisions.)

1.9 Real Estate Brokers: None. (See Paragraph 15 for further provisions.)

2. Premises.

2.1 Letting. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, the Premises, for the Term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.

2.2 Construction of the Premises and Common Areas. Landlord has heretofore constructed the Building and performed the other "Landlord's Work" (as defined in Exhibit B attached hereto and incorporated herein by this reference), at Landlord's sole cost and expense. Tenant has heretofore, at Tenant's sole cost and expense, installed all "Tenant's Work" (as defined in Exhibit B) in accordance with Exhibit B attached hereto.

2.3 Measurement of the Premises. All calculations of "Usable Area" and "Rentable Area" under this Lease shall be determined in accordance with BOMA standards (Building Owners and Managers Association Method for Measuring Floor Area in Office Buildings, ANSI Z65.1-1996). However, the parties agree that any statement of square footage set forth in this Lease, or that may have been used in calculating rental, is an approximation which Landlord and Tenant agree is reasonable and the rental based thereon is not subject to revision whether or not the actual square footage is more or less.

2.4 Vehicle Parking. During the Term (and, notwithstanding anything to the contrary contained in this Lease, regardless of any expansion or change to the Project), Tenant shall be entitled to use, without charge therefor, at least of the number of parking spaces existing at the Project as of the date hereof and Tenant shall have the right to reasonably approve any change in the location of such parking spaces within the Project so as to ensure a location reasonably proximate to the Premises. Such parking spaces shall be used only for parking by vehicles no larger than full sized passenger automobiles or pick-up trucks. Tenant shall not permit or allow any vehicles that belong to or are controlled by Tenant or Tenant's employees, agents or contractors to be loaded, unloaded or parked in areas other than those designated by Landlord for such activities.

2.5 Common Areas. The term "Common Areas" is defined as all areas and facilities outside the Premises and within the exterior boundary line of the Project that are provided and designated by Landlord from time to time for the general non-exclusive use of Landlord, Tenant and of other occupants of the Project and their respective employees, suppliers, shippers, customers and invitees, which may include, without limitation, parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways and landscaped areas. Landlord hereby grants to Tenant, for the benefit of Tenant and its employees, suppliers, shippers, customers and invitees, during the Term of this Lease, the non-exclusive right to use, in common with others entitled to such use, the Common Areas as they exist from time to time, subject to any rights, powers and privileges reserved by Landlord under the terms of this Lease or under the terms of any reasonable and non-discriminatorily enforced rules or regulations or restrictions governing the use of the Project. Under no circumstances shall the right herein granted to use the Common Areas be deemed to include the right to store any property, temporarily or permanently, in the Common Areas. Landlord or such other person(s) as



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Landlord may appoint, shall have the exclusive control and management of the
Common Areas and shall have the right, from time to time, to establish, modify, amend and enforce reasonable and non-discriminatorily enforced rules and regulations with respect to the Common Areas, in accordance with the provisions of Paragraph 40 below. Tenant agrees to abide by and conform to all such rules and regulations, and to cause its employees, agents and contractors to so abide and conform. Landlord shall not be responsible to Tenant for the non-compliance with such rules or regulations by other tenants and users of the Project. Landlord shall have the right, in its sole and absolute discretion, from time to time (a) to make changes to the Common Areas, including, without limitation, changes in the location, size, shape and number of driveways, entrances, parking spaces, parking areas, loading and unloading areas, ingress, egress, direction of traffic, landscaped areas and walkways, so long as reasonable access to the Premises remains available; (b) to close temporarily any of the Common Areas for maintenance and/or repair purposes or to prevent the acquisition of rights in the Common Areas by other persons or entities, so long as reasonable access to the Premises remains available; (c) to designate other land outside the boundaries of the Project to be a part of the Common Areas; (d) to add additional buildings and improvements to the Common Areas; (e) to use the Common Areas while engaged in making additional improvements, repairs or alterations to the Project, or any portion thereof; and (f) to do and perform such other acts and make such other changes in, to or with respect to the Common Areas and/or Project as Landlord may, in the exercise of commercially reasonable business judgment, deem to be appropriate. Without limiting the generality of the foregoing, the parties hereby acknowledge that portions of the Project site remain to be developed subsequent to the development of the Building. However, notwithstanding anything to the contrary contained in this Lease, in the course of performance of any subsequent development, redevelopment, construction or other work upon the Project or exercise of any of the rights reserved by Landlord in this Paragraph 2.5, Landlord shall not materially adversely affect
(i) the use or occupancy of the Premises, (ii) means of access to and from the Premises, (iii) parking serving the Premises, or (iv) visibility of Premises signage from adjacent rights of way.

3. Term.

3.1 Term and Commencement. This Lease shall be effective and binding upon the parties from and after the date hereof. The Term of this Lease shall be as specified in Paragraph 1.3 above, commencing upon the Commencement Date; provided, however, that if for any reason Landlord does not deliver possession of the Premises to Tenant by any date estimated therefor, Landlord shall not be subject to any damages or liability therefor, nor shall such failure affect the validity of this Lease, or the obligations of Tenant hereunder, or extend the Term hereof. However, if the Commencement Date of this Lease does not occur by the date which is two (2) years following the date hereof, unless otherwise approved by Landlord and Tenant, this Lease shall automatically terminate without any further action by either of the parties hereto and neither party shall have any obligation or liability hereunder.

3.2 Options to Extend. Landlord hereby grants Tenant two (2) separate options (the "Options") to extend the Term of this Lease for two (2) separate consecutive terms (the "Option Terms") of five (5) years each, following expiration of the then existing Term, upon all the terms and conditions contained in this Lease (including, without limitation, adjustment of Base Rent in accordance with the provisions of Paragraph 1.5 above). Tenant shall give written notice of the exercise of each Option to Landlord at least nine (9) months prior to the expiration of the then applicable Term; provided that Tenant may not exercise any such Option to extend if Tenant is then in default under this Lease beyond any applicable period for cure thereof. References in this Lease to the "Term" shall mean the initial Term of this Lease, as the same may be extended by any Option Terms, as applicable. Tenant's option to extend the Term by the Option Terms pursuant hereto shall be personal to Tenant and any "Permitted Transferee"



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(as defined in Paragraph 12 below) of Tenant, and shall not be assignable to or exercisable by any assignee of Tenant other than a Permitted Transferee.

4. Rent.

4.1 Base Rent. Tenant shall cause payment of Base Rent and other rent or charges, as the same may be adjusted from time to time, to be received by Landlord in lawful money of the United States, without offset or deduction (except as expressly otherwise provided in this Lease), on or before the day on which it is due under the terms of this Lease. Base Rent shall be payable monthly in advance during the Term commencing upon the Commencement Date. Base Rent and all other rent and charges for any period during the Term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of the calendar month involved. Payment of Base Rent and other rent and charges shall be made to Landlord at its address stated herein or to such other persons or at such other addresses as Landlord may from time to time designate in writing to Tenant.

4.2 Operating Expenses.

(a) For purposes of this Lease, "Operating Expenses" shall mean the sum of costs incurred by Landlord in performance of obligations with respect to the Building and improvements therein pursuant to Paragraph 7.2 below, costs incurred by Landlord in maintaining the insurance described in Paragraph 8.3 below, costs incurred by Landlord in payment of Real Property Taxes with respect to the Building pursuant to Paragraph 10.1 below, and the "Building's Share" (as hereinafter defined) of "Common Area Expenses" (as hereinafter defined),. Operating Expenses shall also include the amount of any insurance deductible pursuant to Paragraph 8.3 in the event of casualty, subject to the following:
Operating Expenses shall not include any portion of any deductible in excess of $50,000.00 and further, if Tenant's Share of any deductible exceeds $5,000.00, then such insurance deductible shall not be wholly included in Operating Expenses in the year incurred, but instead shall be amortized over the reasonably anticipated useful life of the applicable repair item and only annual amortization of such amount shall be included in Operating Expenses during each year of such useful life. In addition, Operating Expenses shall include an "Administrative Fee" to Landlord equal to ten percent (10%) of all other items of Operating Expenses other than items of Operating Expenses relating to Real Property Taxes, insurance costs or utility costs. As used herein, the "Building's Share" shall mean a fraction, the numerator of which is the Rentable Area of the Building and the denominator of which is the total of all Rentable Area within the Project. For purposes of this Lease, "Common Area Expenses" shall mean all costs incurred by Landlord for the operation, management, repair, maintenance and replacement, in neat, clean, good order and condition, of the Common Areas, including, without limitation, any parking areas, loading and unloading areas, trash areas, roadways, sidewalks, walkways, parkways, driveways, landscaped areas, striping, bumpers, irrigation systems, lighting facilities, fences and gates, costs of causing the Common Areas to comply with applicable Laws, costs incurred by Landlord in maintaining a policy of liability insurance pursuant to Paragraph 8.2 below, costs incurred by Landlord in payment of Real Property Taxes with respect to the Common Areas pursuant to Paragraph
10.1 below, and the cost of water, gas and electricity to service the Common Areas. Notwithstanding anything to the contrary contained in this Lease, the parties hereby agree and acknowledge that portions of the Project are anticipated to remain undeveloped until following the Commencement Date under this Lease. Accordingly, following the completion of development of the Project, Tenant's Share of Operating Expenses shall not increase disproportionately based upon any development of the Project for uses and/or at densities different that the use and density of development of the Building and parking areas serving the Building.



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(b) However, notwithstanding anything to the contrary contained in this Lease, in no event shall Operating Expenses include any of the following: (1) the cost of any structural repairs or any other expenditures which, in accordance with generally accepted accounting principles, are not fully chargeable to current account in the year the expenditure is incurred (provided that in the event of parking lot resurfacing during the Term, costs of such resurfacing shall not be wholly included in Operating Expenses in the year incurred, but shall be amortized over the reasonably anticipated useful life of such resurfacing and may be included in Operating Expenses on an amortized basis, during each year of such reasonably anticipated useful life); (2) other than the Administrative Fee (which may be included in Operating Expenses), fees, costs or expenses relating to management, administration or supervision of all or any part of the Project or Common Areas (including, without limitation, individual compensation or other expenses with respect to officers, executives or on or off site management or administrative personnel of Landlord, or third parties engaged by Landlord to provide such services, or any other costs or expenses relating to administrative, bookkeeping, accounting, management or similar services or functions with respect to the Project or Common Areas); (3) rent or other amounts payable under any ground lease or master lease, or interest, amortization or other repayment of indebtedness or costs, fees, points or other expenses in connection with any financing or refinancing of all or any part of the Project Center; (4) cost of correcting defects in the initial design or construction of the Project or any expansion or redevelopment thereof, or any repairs resulting from inferior or deficient workmanship; (5) costs of correcting any non-compliance of the Project or any part thereof with applicable Laws as of the Substantial Completion Date; (6) any costs relating to Hazardous Materials; (7) cost for which Landlord is reimbursed, receives a credit or is otherwise compensated (other than tenant reimbursements for Operating Expenses);
(8) costs of repair or restoration required due to casualty damage or condemnation (other than inclusion of insurance deductibles on an amortized basis as expressly provided in subparagraph (a) above); (9) reserves for anticipated future expenses; (10) advertising or promotional expenses (including, but not limited to, those relating to Christmas or other seasonal decorations or promotional events); (11) interest or penalties incurred as a result of Landlord's failure to pay any bill as it shall become due or costs resulting from the negligence or wilful misconduct of Landlord, its employees, agents and/or contractors; (12) costs of leasing any item which if purchased, rather than leased, would be excluded from Operating Expenses pursuant hereto;
(13) any amount paid to any corporation or other entity related to Landlord or to the managing agent of Landlord which is in excess of the amount which would have been paid in the absence of such relationship; (14) costs related to the operation of Landlord as an entity rather than the operating of the Project (including, without limitation, costs of formation of the entity, internal accounting, legal matters and/or preparation of tax returns) or costs associated with marketing or selling Project or any interest therein, or converting the Project to a different form of ownership; (15) leasing commissions, attorneys' fees, costs and disbursements, and other expenses (including, without limitation, advertising) incurred in connection with leasing, renovating, or improving space for tenants or other occupants or prospective tenants or occupants of the Project or development of other properties, or costs (including, without limitation, permit, license, and inspection fees) incurred in renovating or otherwise improving or decorating, painting or redecorating space for tenants or other occupants or vacant space; (16) costs of any services sold to tenants or other occupants for which Landlord is entitled to be reimbursed by such tenants or other occupants as an additional charge or rental over and above the basic rent and escalations payable under the lease with such tenant or other occupant, and costs associating with valet parking (including, without limitation, wages and other expenses); (17) any depreciation or amortization of the Building or other buildings and improvements within the Project; (18) expenses in connection with services or other benefits of a type provided to some but not all tenants or not available to Tenant, such as (by way of illustration and not in limitation) special services provided to food service tenants, and garbage removal (if Tenant is maintaining its own trash dumpster at Tenant's expense and not using the Project's dumpster); (19) repairs and/or maintenance of any pylon or other



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sign which does not include any Tenant signage but does include signage of other tenants or occupants of the Project; and (20) costs of maintenance or repair to the premises of Project tenants to the extent that, as to the Premises, Tenant performs such maintenance or repair itself, at Tenant's sole cost, or (21) costs of utilities or services to the premises of Project tenants to the extent that, as to the Premises, Tenant pays for such utilities or services directly.

(c) Tenant shall pay to Landlord, as additional rent, Tenant's Share of Operating Expenses, within thirty (30) days after Tenant's receipt of a statement therefor from Landlord; provided, however, that at Landlord's option, an amount may be estimated by Landlord from time to time of Tenant's Share of annual Operating Expenses and the same shall be payable monthly, in advance, during each year of the Lease Term, on the same day as the Base Rent is due hereunder. In the event of payment of Tenant's Share of Operating Expenses on an estimated basis, Landlord shall have the right to adjust its estimate of such expenses from time to time during the Lease Term upon not less than thirty (30) days prior written notice to Tenant, based upon reasonably anticipated changes in the amount of such expenses. For any year during which Tenant's Share of Operating Expenses is so paid on an estimated basis, within ninety (90) days following the end of such year or as soon thereafter as information becomes available to Landlord, Landlord shall deliver to Tenant a statement of actual Operating Expenses for such year, and if Tenant has overpaid Tenant's Share of Operating Expenses, Tenant shall be entitled to a credit against Tenant's Share of Operating Expenses next coming due under this Lease in the amount of such excess (except that any such overpayment allocable to the final year of the Lease Term shall be refunded to Tenant following the satisfaction of all Tenant obligations under this Lease), and if Tenant has underpaid Tenant's Share of Operating Expenses, Tenant shall pay any such deficiency to Landlord within thirty (30) days following receipt of such statement. Landlord's obligation to make such refund and Tenant's obligation to pay such deficiency, as applicable, shall survive the expiration of the Term or earlier termination of this Lease.

(d) Landlord shall keep at the Project or at another location in California, complete and accurate books of account and records with respect to the Operating Expenses, and shall retain such books and records and reasonable supporting documentation as to each year during the Term for at least two (2) years from the date Landlord submits its annual statement of Operating Expenses for such year. Tenant's payment of Tenant's Share of Operating Expenses shall be without prejudice to Tenant's examination and audit rights. Tenant may at any reasonable time during normal business hours, upon ten (10) days' prior notice to Landlord, cause a complete audit to be made of such books, records and other materials which Landlord is required to retain for all or any part of the two (2) years immediately preceding the giving of such notice. Tenant may require Landlord to produce such information about such books and records as is reasonably necessary and customary for a proper examination and audit thereof and to make such books and records available to Tenant for examination and audit. Any such audit shall be conducted in a manner so as to avoid unreasonable interference with Landlord's business operations. If such audit discloses any overpayment by Tenant of Tenant's Share of Operating Expenses, Landlord shall refund to Tenant the amount of such overpayment within thirty (30) days following Landlord's receipt of such audit. If such audit discloses any underpayment by Tenant of Tenant's Share of Operating Expenses, Tenant shall pay the amount of such deficiency to Landlord together with delivery to Landlord of such audit. If such audit discloses an overpayment by Tenant of Tenant's Share of Operating Expenses by three percent (3%) or more, Landlord shall pay to Tenant within thirty (30) days after demand, Tenant's reasonable cost in conducting such audit (as evidenced by invoices or other reasonable supporting documents delivered to Landlord). Tenant shall not conduct such an audit of Landlord's records more than once in any given year. Failure of Tenant to conduct such an audit within two (2) years following submission to Tenant of the applicable annual statement shall constitute the waiver by Tenant of any right to audit Common Area Expenses specified within


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such annual statement.

4.3 Late Charges. Tenant hereby acknowledges that late payment by Tenant to Landlord of rent and other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Landlord by the terms of any ground lease, mortgage or trust deed covering the Premises. Accordingly, if any installment of rent or any other sum due from Tenant shall not be received by Landlord or Landlord's designee within five (5) days after such amount shall be due, then, without any requirement for notice to Tenant, Tenant shall pay to Landlord a late charge equal to six percent (6%) of such overdue amount; provided that as to the initial such late payment in any twelve
(12) consecutive month period during the Term, such late charge shall not be due or payable unless such failure by Tenant to pay when due is not cured within five (5) days following Tenant's receipt of written notice thereof from Landlord. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Landlord will incur by reason of late payment by Tenant. Acceptance of such late charge by Landlord shall in no event constitute a waiver of Tenant's default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder.

4.4 Interest on Past Due Obligations. In addition to the late charge provided for in Paragraph 4.3, any monetary payment due either party hereunder not received by the applicable party on the date on which it was due, shall thereafter bear interest at the "Interest Rate" (as hereinafter defined), from the date due until paid. For purposes of this Lease, the "Interest Rate" shall mean the four percent (4%) per annum plus the then prevailing per annum "prime rate" as most recently published in the Wall Street Journal (or the then "prime" rate as established by a comparable alternate source reasonably designated by Landlord in the event the Wall Street Journal ceases to publish a prevailing "prime" rate), provided that in no event shall the Interest Rate exceed the maximum rate permitted by applicable law governing interest rate restrictions.

5. Abatement of Rent for Interference. Notwithstanding anything to the contrary contained in this Lease, during the Term of the Lease, if Tenant is actually prevented from using all or a material portion of the Premises as a result of
(i) an interruption in essential utility services to the Premises which is the fault of Landlord or Landlord's employees, agents or contractors, or (ii) Landlord's actions in developing, remodeling or renovating the Project pursuant to this Lease above and/or in entering upon the Premises (other than in exercising any remedy or curing any Tenant failure to perform in accordance with this Lease), and which prevention from use is not cured by Landlord within three
(3) consecutive business days following Landlord's receipt of written notice thereof from Tenant stating Tenant's intent to receive an abatement, then Base Rent and Tenant's obligation for payment of Tenant's Share of Operating Expenses shall thereafter be equitably abated, based upon the portion of the Premises which Tenant is so prevented from using, until and to the extent that Tenant is no longer so prevented from using such portion of the Premises as a result of the applicable item described in clause (i) or (ii) above. Notwithstanding the foregoing, the provisions of Paragraph 9 below and not the provisions of this Paragraph 5 shall govern in the event of casualty damage to the Premises or Project and the provisions of Paragraph 14 below and not the provisions of this Paragraph 5 shall govern in the event of condemnation of all or a part of the Premises or Project.

6. Use.

6.1 Use. Tenant shall use the Premises for the use or uses set forth in Paragraph 1.7 above, and shall not use or permit the Premises to be used for any other purpose whatsoever. Tenant shall use and



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occupy the Premises in compliance with all applicable federal, state and local laws, codes, rules, ordinances, statutes and other requirements (collectively, "Laws") (which Laws shall include, without limitation, the Americans with Disabilities Act of 1990, applicable fire-life safety codes of the City where the Premises is located, and governmental requirements imposed in connection with the development or occupancy of the Building, including, without limitation, participation in any transportation management programs and compliance with any applicable air quality/trip reduction requirements), and shall, upon written notice from Landlord, discontinue any use of the Premises which is declared by any governmental authority having jurisdiction to be a violation of applicable Laws; provided that the provisions of this sentence shall not obligate Tenant to make any structural alterations or improvements to the Premises required to comply with applicable Laws unless such compliance is necessitated by Tenant's particular use of, or Alterations to, the Premises. Tenant shall make any and all alterations or improvements to the Premises required to comply with applicable Laws; except that Tenant shall not be required to make structural alterations or improvements to the Premises required to comply with applicable Laws unless such compliance is necessitated by Tenant's particular use of, or Alterations to, the Premises. Tenant shall comply with all reasonable rules, orders, regulations and requirements of any insurance authority having jurisdiction over the Project or any present or future insurer relating to the Premises or the Project. Tenant shall promptly, upon demand, reimburse Landlord for any additional premium charged for any existing insurance policy or endorsement required by reason of Tenant's failure to comply with the provisions of this Paragraph 6 or by reason of Tenant's particular manner of use or occupancy of the Premises. Tenant shall not do or permit anything to be done in or about the Premises which will in any manner obstruct or interfere with the rights of other tenants or occupants of the Project, or injure them, or use or allow the Premises to be used for any unlawful purpose, nor shall Tenant cause, maintain or permit any nuisance in, on or about the Premises. Tenant shall not commit or suffer to be committed any waste in or upon the Premises and shall keep the Premises in first class repair and appearance. Tenant shall not place a load upon the Premises exceeding the Building's maximum floor load capacity. Landlord reserves the right to reasonably prescribe the weight and positions of all safes, files and heavy equipment which Tenant desires to place in the Premises so as to distribute properly the weight thereof.

6.2 Hazardous Materials.

        (a) To Landlord's actual knowledge, as of the delivery of possession of the Premises to Tenant, no portion of the Project shall be in violation of any applicable Laws respecting "Hazardous Materials" (as hereinafter defined) at levels which would materially and adversely affect Tenant's use or occupancy of the Premises. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees, but specifically excluding special, indirect or consequential damages including but not limited to claims for loss of use, anticipated profit or business opportunity, market-based stigma damages or business interruption, or mental or emotional distress or fear of injury or disease), to the extent arising as a result of any Hazardous Materials under current interpretations of applicable Laws as of the date of this Lease now or hereafter located in, on, under or about the Building and/or Project unless caused to be so located in, on, under or about the Building and/or Project by Tenant, any subtenant of Tenant and/or any of their respective employees, agents, representatives, contractors or invitees. This indemnification of Tenant by Landlord includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work. The covenants of Landlord under this Paragraph 6.2(a) shall survive the expiration of the Term or earlier termination of this Lease.



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

        (b) Except general office supplies typically used in an office area in the ordinary course of business, such as copier toner, liquid paper, glue, ink, and cleaning solvents (collectively, "Customary General Office Hazardous Materials"), for use in the manner for which they were designed, in such amounts as may be normal for the office business operations conducted by Tenant in the Premises, neither Tenant nor any subtenant nor any of their respective employees, agents, representatives, contractors, licensees or invitees, shall use, handle, store or dispose of any Hazardous Materials in, on, under or about the Premises, the Building or the Project. In the event any Hazardous Materials (other than Customary General Office Hazardous Materials) are caused to be located in, on, under or about the Premises, Building or Project by Tenant, any of its subtenants, or any of their respective employees, agents, representatives, contractors, licensees or invitees, Tenant shall notify Landlord of the same immediately following Tenant's first learning of the same. In the event of a breach of the covenant contained in the foregoing sentences of this Paragraph 6.2(b), or in the event Hazardous Materials are otherwise caused to be located in, on, under or about the Premises, Building or Project by Tenant, any of its subtenants, or any of their respective employees, agents, representatives, contractors, licensees or invitees, Tenant shall be solely responsible for and shall indemnify, defend and hold Landlord harmless from and against any and all claims, judgments, damages, penalties, fines, costs, liabilities and losses (including, without limitation, diminution in valuation of the Premises, Building or Project, and sums paid in settlement of claims and for reasonable attorneys' fees, consultant fees and expert fees) which arise during or after the Term as a result of any contamination directly or indirectly arising from the activities which are the basis for such breach. This indemnification of Landlord by Tenant includes, without limitation, costs incurred in connection with any investigation of site conditions or any clean-up, remedial, removal or restoration work. Tenant shall promptly take all actions, at its sole cost and expense, as are necessary to return the Premises, Building and/or Project to the condition existing prior to the introduction of any such Hazardous Materials, provided Landlord's approval of such actions shall first be obtained and Tenant shall fully cooperate in connection with any such clean up, restoration or other work, at Tenant's sole cost and expense. Furthermore, Tenant shall promptly notify Landlord of any inquiry, test, investigation or enforcement proceeding by or against Tenant or the Premises concerning the presence of any Hazardous Materials. Tenant acknowledges that Landlord, at Landlord's election, shall have the sole right, at Tenant's expense, to negotiate, defend, approve and appeal any action taken or order issued by any governmental authority with regard to any Hazardous Materials contamination which Tenant is obligated hereunder to remediate. The covenants of Tenant under this Paragraph 6.2(b) shall survive the expiration of the Term or earlier termination of this Lease.

        (c) "Hazardous Materials" shall mean asbestos, petroleum fuel, natural gas or any fraction thereof, and any hazardous or toxic substance, material or waste which is or become regulated by any local governmental authority, the State of California or the United States Government, including, but not limited to, any material or substance defined as a "hazardous waste," "extremely hazardous waste," "restricted hazardous waste," "hazardous substance," "hazardous material" or "toxic pollutant" under state or federal laws, statutes or regulations, including, without limitation, the California Health and Safety Code and/or under the Comprehensive Environmental Response, Compensation and Liability Act, 42. U.S.C. Section 9601, et seq.

7. Maintenance; Repairs; Alterations.

7.1 Tenant's Obligations.

        (a) Tenant will at its expense maintain all portions of the Building, interior and exterior (other than the roof structure, foundation, structural walls and other structural elements of the Building) in good and tenantable condition and make all needed repairs thereto, including exposed interior utility lines, meters, pipes, conduits, fixtures and other equipment and systems serving exclusively the Building and equipment and personal property of Tenant within the Building. Tenant shall permit no waste, damage or injury to the Premises. Tenant shall perform all necessary repairs, alterations and improvements to cause the Premises to comply with all applicable Laws to the extent that such compliance is required as a result of Tenant's particular use of the Premises. Tenant will not overload the electrical wiring serving the Premises, and will install at its expense any additional electrical wiring which is required in connection the operation of Tenant's business, in excess of such electrical wiring and capacity as is existing as of the date hereof. In the event that any elements of the Project to be maintained and repaired by Tenant pursuant to this Lease are covered by warranties obtained by Landlord with respect to Landlord's Work, Landlord shall assign such warranties to Tenant or otherwise reasonably cooperate with Tenant so as to allow Tenant to take advantage of the benefit of such warranties.

        (b) In the event of an emergency, Landlord shall have the right, but not the obligation, to undertake immediate repairs of such nature as would normally be Tenant's responsibility, and notify Tenant promptly after such repairs have been undertaken (including, without limitation, notice by telephone, to the extent reasonably practicable). If Tenant fails to repair any portion of the Premises which is Tenant's responsibility, within thirty (30) days after notice from Landlord of the necessity for such repair (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not susceptible of completion within thirty (30) days, provided that following receipt of such notice from Landlord, Tenant promptly commences such repairs and diligently prosecutes the same to completion), or in the case of any emergency as above stated, Landlord may perform the repairs or maintenance and Tenant shall reimburse Landlord for the reasonable cost of such repairs within thirty (30) days following Tenant's receipt from Landlord of invoices or other reasonable evidence of the amount of such costs; provided, however, that in the event Tenant in good faith disputes whether Landlord in fact performed an obligation of Tenant hereunder, Tenant shall have the right to dispute the same by institution of a reference proceeding in accordance with the provisions of Paragraph 39 below. If it is determined pursuant to such proceeding that Landlord did not in fact perform an obligation of Tenant in accordance herewith, then Landlord shall not have any right to reimbursement for the cost of performance as herein provided. If it is determined pursuant to such proceeding that Landlord in fact performed an obligation of Tenant hereunder, then Tenant shall within ten (10) days following such determination, reimburse Landlord for the reasonable cost of such performance as determined pursuant to such action, plus interest thereon at the Interest Rate from the date of Landlord's expenditure until Tenant's reimbursement.

7.2 Landlord's Obligations.

        (a) Landlord will, at its sole cost and expense, keep, maintain, repair and replace in first-class and professional manner and repair consistent with the standards of first-class office/commercial project comparable to the Project located in the vicinity of the Project, and (subject to Tenant's obligation to perform necessary repairs, alterations or improvements to the Premises to comply with applicable Laws where such compliance is required as a result of Tenant's particular use of the Premises) perform any repairs, improvements or alterations required by applicable Laws to, the roof structure, foundation, structural walls and other structural elements of the Building and utility lines, meters, pipes, conduits, fixtures and other equipment and systems (except if exposed within the Building), plus all Common Areas of the Project. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right (but not the obligation) upon written notice to Landlord, to assume responsibility for any work of maintenance, repair or replacement otherwise to be performed by

Landlord pursuant to this Lease, and (i) if the cost of such work would, if performed by Landlord, be included in Operating Expenses pursuant to Paragraph
4.2 above, then Tenant shall perform such work at Tenant's sole cost (in which case Operating Expenses shall not include costs of performance of such work), and (ii) if the cost of such work would, if performed by Landlord, not be included in Operating Expenses pursuant to Paragraph 4.2 above, then Landlord shall reimburse Tenant for the reasonable costs of such work within thirty (30) days following Tenant's submission to Landlord of reasonable evidence of such costs; provided further, that Tenant may not elect to assume responsibility for performance of such work with respect to the Common Areas pursuant to this Paragraph 7.2(a) from and after such time as there are occupants of the Project other than Tenant.

        (b) Tenant may give Landlord notice of such repairs as may be required under the terms of this Lease, and Landlord shall proceed forthwith to effect the same with reasonable diligence, but in no event later than thirty (30) days after having received notice (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not susceptible of completion within thirty (30) days, provided Landlord shall, following receipt of such notice from Tenant, promptly commence such repairs and diligently prosecute the same to completion). In event of an emergency, Tenant shall have the right, but not the obligation, to undertake immediate repairs of such nature as would normally be Landlord's responsibility, and notify Landlord promptly after such repairs have been undertaken (including, without limitation, notice by telephone, to the extent reasonably practicable). If Landlord fails to repair any portion of the Premises which is Landlord's responsibility, within the thirty (30) day period set forth above (or such greater period of time as is reasonably necessary to complete such repairs in the event such repairs are not susceptible of completion within thirty (30) days, provided that following receipt of such notice from Tenant, Landlord promptly commences such repairs and diligently prosecutes the same to completion), or in the case of any emergency as above stated, Tenant may perform the repairs or maintenance and Landlord shall reimburse Tenant for the reasonable cost of such repairs within thirty
(30) days following Landlord's receipt from Tenant of invoices or other reasonable evidence of the amount of such costs; provided, however, that in the event Landlord in good faith disputes whether Tenant in fact performed an obligation of Landlord hereunder, Landlord shall have the right to dispute the same by institution of a reference proceeding in accordance with the provisions of Paragraph 39 below. If it is determined pursuant to such proceeding that Tenant did not in fact perform an obligation of Landlord in accordance herewith, then Tenant shall not have any right to reimbursement for the cost of performance as herein provided. If it is determined pursuant to such proceeding that Tenant in fact performed an obligation of Landlord hereunder, then Landlord shall within ten (10) days following such determination, reimburse Tenant for the reasonable cost of such performance as determined pursuant to such action, plus interest thereon at the Interest Rate from the date of Tenant's expenditure until Landlord's reimbursement. Should Landlord fail to pay such amount as is owing in accordance herewith (i) within thirty (30) days of receipt of invoice (if Landlord does not institute an action within such thirty (30) day period to in good faith dispute as herein provided), or (ii) within ten (10) days after such determination by such action, as applicable, Tenant may deduct and offset such amount (including interest at the Interest Rate from the time such expenditure was made by Tenant until paid by Landlord) from Base Rent, Tenant's Share of Operating Expenses and other monetary obligations of Tenant owing to Landlord hereunder.

7.3 Alterations; Liens; Surrender.

(a) Tenant shall not make or allow to be made any alterations, additions or improvements (collectively, any "Alterations") in or to the Premises during the Term without obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld or delayed); except, however, that Tenant may make interior, non structural Alterations to the Premises costing less than Fifty Thousand Dollars ($50,000.00) per work of Alterations and not (i) requiring the demolition of any existing improvements or (ii) adversely affecting the roof, mechanical or utility systems serving the Premises or the exterior appearance of the Building, without Landlord's prior consent but upon at least ten (10) days prior written notice to Landlord. To the extent that preparation of plans and specifications is customary as to a particular type of work of proposed Alterations, Tenant's request for consent to such Alterations requiring consent shall be accompanied by two (2) complete sets of plans and specifications for the proposed Alterations suitable for submission to Landlord's architect for evaluation and a statement of the identity of the contractor who will perform such Alterations. If Landlord's consent is required for any Alterations, Tenant shall pay all reasonable out of pocket costs incurred by Landlord in the evaluation of the plans and specifications, including, but not limited to, Landlord's general contractor's, architects' and engineers' fees. In addition, as a condition to Landlord's granting of its consent to any Alterations, Landlord shall have the right to approve the contractor and subcontractors performing such Alterations, such approval not to be unreasonably withheld or delayed, and Landlord shall have the right to require that Tenant furnish assurances satisfactory to Landlord that all contractors and subcontractors who will perform such work have in force workers' compensation and such other employee and comprehensive general liability insurance in accordance with the standards set forth in Paragraph 8.1(a) below (but with a liability limit of not less than One Million Dollars ($1,000,000.00)), and such other insurance as Landlord reasonably deems necessary to supplement the insurance coverage provided for in Paragraph 8. All Alterations work to be performed by Tenant in the Premises requiring the consent of Landlord pursuant hereto, including the delivery, storage and removal of materials, shall be scheduled through and be subject to the reasonable supervision of Landlord, and shall be performed in accordance with any reasonable conditions or regulations imposed by Landlord. All Alterations work (whether or not Landlord's consent is required therefor) shall be completed in a good and workmanlike manner and in accordance with all applicable Laws. All Alterations requiring Landlord's consent shall be completed in accordance with the approved plans and specifications therefor. Promptly following the completion of any Alterations where the preparation of "as built" plans would be customary for the particular Alterations work performed, Tenant shall deliver to Landlord both a "hard" copy and a copy on CAD diskette of the "as built" plans and specifications (including all working drawings) for such Alterations. Promptly following the completion of any Alterations for which any governmental permit, approval or sign off is required under applicable Laws, Tenant shall deliver to Landlord a copy of signed off permits, inspection cards or other documentation, if any is available given the nature of the Alterations work performed, evidencing governmental approval of completion of the work. Promptly following the completion of any Alterations requiring Landlord's consent, Tenant shall cause to be recorded in the Office of the County Recorder of Los Angeles County a Notice of Completion in accordance with Section 3093 of the California Civil Code or any successor statute with respect to the work, and deliver a copy thereof to Landlord. Any supervision by Landlord of such Alterations shall in no event constitute Landlord's approval of the work so performed, nor shall Landlord be responsible for or have any liability with respect to such supervision or work. Copies of required building permits or authorizations shall be obtained by Tenant at its expense and Tenant shall furnish copies of same to Landlord.

(b) Tenant shall provide Landlord with not less than ten (10) days prior written notice prior to the commencement of any work in the Premises that could result in the imposition of a mechanics' or materialman's lien against the Premises or the Building. Any mechanics' or materialman's liens filed against the Premises or against the Building or the Project for work claimed to have been done for, or materials claimed to have been furnished to, Tenant will be discharged by Tenant, by bond or otherwise, within thirty (30) days after Tenant's receipt of notice of the filing thereof, at Tenant's sole cost and expense. All Alterations upon the Premises shall, unless Landlord elects otherwise by written notice to Tenant at the time of Tenant's installation of such Alterations, become the property of Landlord upon the expiration of the Term or earlier termination of this Lease, and shall remain upon and be surrendered with the Premises, as part thereof, at the expiration of the Term or earlier termination of this Lease. If Landlord requires Tenant to remove any Alterations in writing at the time of Landlord's approval of the applicable Alterations (or, as to Alterations not requiring Landlord's approval, within fifteen (15) days following Landlord's receipt of written notice from Tenant of such Alterations), Tenant, at its sole cost and expense, agrees to remove the identified Alterations on or before the expiration of the Term or earlier termination of this Lease and repair any damage to the Premises caused by such removal.

(c) The initial Landlord's Work made pursuant to this Lease shall be the sole property of Landlord and shall not be removed by Tenant from the Premises. Notwithstanding the foregoing, all articles of personal property and all business and trade fixtures (which are susceptible of removal without material damage to the Premises and which are not permanently affixed to the Premises), machinery, equipment, furniture and removable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the sole property of Tenant and may be removed by Tenant at any time during the Term of this Lease and shall be removed by Tenant prior to the expiration of the Term or earlier termination of this Lease, provided that Tenant shall at its sole expense repair any damage caused by such removal. If Tenant shall fail to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease for any cause whatsoever, Landlord may, at its option, either treat such property as being conveyed to Landlord in which case the same shall automatically and without further action be deemed to be the sole property of Landlord, or remove the same in any manner that Landlord shall choose, and store or dispose of said property without liability to Tenant for loss thereof, and Tenant agrees to pay to Landlord upon demand any and all expenses incurred in such removal, including court costs, reasonable attorneys' fees and storage charges on such property for any length of time that the same shall be in Landlord's possession. In the alternative, Landlord may, at its option, sell said property, or any of the same, in such manner as Landlord determines to be appropriate in Landlord's reasonable business judgment, for such prices as Landlord may obtain and apply the proceeds of such sale to any amounts due under this Lease from Tenant to Landlord and to the expense incident to the removal and sale of such property. Tenant waives the benefit of any statutory provisions governing the treatment by a landlord of a tenant's personal property left in leased premises following the expiration of the lease, in the event Tenant fails to remove all of its property from the Premises upon the expiration of the Term or earlier termination of this Lease, the parties hereby agreeing that the provisions of this Lease constitute the express agreement of the parties with respect thereto and are intended to govern such situation.

8. Insurance; Indemnity.

8.1 Liability Insurance - Tenant. From the date of delivery of the Premises to Tenant and thereafter until the expiration of the Term or earlier termination of this Lease, Tenant will maintain in effect at its sole cost commercial general liability insurance covering the Premises and Tenant's use thereof against claims from personal injury (including, without limitation, false arrest, libel, slander, assault, battery, invasion of privacy), bodily injury, death and property damage occurring in or about the Premises, such insurance in each case to afford protection to a combined single limit of at least Two Million Dollars ($2,000,000.00) (which insurance shall include, without limitation, customary contractual liability coverage with respect to the obligations of Tenant under Paragraph 8.7 below), and naming Landlord as an additional insured thereunder.

8.2 Liability Insurance - Landlord. From the date of delivery of the Premises to Tenant and thereafter until the expiration of the Term or earlier termination of this Lease, Landlord will maintain in effect, as an item of Common Area Expenses, commercial general liability insurance covering the Common Areas within the Project against claims from personal injury (including, without limitation, false arrest, libel, slander, assault, battery, invasion of privacy), bodily injury, death and property damage occurring in or about the Common Areas within the Project, such insurance in each case to afford protection to a combined single limit of at least Two Million Dollars ($2,000,000.00) (which insurance shall include, without limitation, customary contractual liability coverage with respect to the obligations of Landlord under Paragraph 8.7 below), and naming Tenant as an additional insured thereunder. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right (but not the obligation) upon written notice to Landlord, to assume responsibility for maintenance of the insurance required under this Paragraph 8.2, at Tenant's sole cost (in which case Common Area Expenses shall not include costs of liability insurance with respect to the Common Areas and in which case Landlord shall be named as an additional insured thereunder); provided that Tenant may not elect to assume responsibility for maintenance of such insurance with respect to the Common Areas pursuant to this Paragraph 8.2 from and after such time as there are occupants of the Project other than Tenant.

8.3 Property Insurance Building, Improvements and Rental Value.

(a) Building and Improvements. From the date of delivery of the Premises to Tenant and thereafter until the expiration of the Term or earlier termination of this Lease, as an item of Operating Expenses, Landlord shall maintain in effect an "All Risk Policy" (as hereinafter defined) insuring against damage to any portion of the Premises, Building and all appurtenances thereto. Such insurance shall be in the full amount of replacement cost (subject only to reasonable deductible amounts and exclusive of footings, foundation and excavation), without deduction for physical depreciation, including coverage for debris removal and the enforcement of any applicable Laws requiring the upgrade, demolition, reconstruction or replacement of any portion of the Premises as a result of a covered loss, and shall provide that the proceeds of any loss shall be payable in the manner provided for in this Lease. Landlord shall, upon the delivery of possession of the Premises and at least ten (10) days prior to each anniversary of the Commencement Date thereafter occurring during the Term, provide Tenant with a certification of such insurance coverage, which certificate shall indicate, among other things, that the Premises, Building and all the improvements and Landlord's fixtures appurtenant thereto, have been insured to their full replacement value, without deduction for physical depreciation. As used herein, the term "All Risk Policy" shall mean a policy of fire and other property insurance in the form commonly referred to in the industry as "all risk" with extended endorsement (theft, vandalism and malicious mischief coverage) and including broad form water damage, or if such policy is no longer issued, such other policy as would cover the same risks and perils; provided that although Landlord may elect to obtain coverage for flood and earthquake in addition to such policy, Tenant shall not be required to pay any part of the premium allocable to such coverages unless such coverage is available at commercially reasonable rates.

(b) Rental Value. Landlord shall, in addition, obtain and keep in force during the Term of this Lease, as an item of Operating Expenses, a policy or policies in the name of Landlord, insuring the loss of the full rental and other charges payable to Landlord by Tenant under this Lease for one (1) year (including Tenant's Share of Operating Expenses, and any scheduled rental increases). Said insurance shall provide that in the event any applicable lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Building, to provide for one full year's loss of rental revenues from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected rental income, property taxes, insurance premium costs and other expenses, if any, otherwise payable to Landlord, for the next twelve (12) month period.

(c) Adjacent Premises. Notwithstanding anything to the contrary contained herein, to the extent the cost of maintaining insurance with respect to the Building and/or any other buildings within the Project is increased as a result of Tenant's acts, omissions, use or occupancy of the Premises, Tenant shall pay for such increase.

(d) Tenant's Option. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right (but not the obligation) upon written notice to Landlord, to assume responsibility for maintenance of the insurance required under this Paragraph 8.3, at Tenant's sole cost (in which case Operating Expenses shall not include costs of the insurance specified in this Paragraph 8.3).

8.4 Tenant's Property Insurance. Subject to the requirements of Paragraph 8.5, Tenant at its cost shall either by separate policy or, at Landlord's option, by endorsement to a policy already carried, maintain insurance coverage on all personal property located in, on, or about the Premises similar in coverage to that required under Paragraph 8.3(a). Such insurance shall be full replacement cost coverage with a deductible of not to exceed commercially reasonable amounts. Tenant shall be solely entitled to all proceeds from any such insurance. In addition, so long as Tenant maintains a net worth in excess of Ten Million Dollars ($10,000,000.00), Tenant may elect to self-insure for such coverage, provided that in the event of such self-insurance, it shall be deemed that Tenant had fully insured such personal property items for all purposes of this Lease (including, without limitation, Paragraph 8.6 below) as required by this Paragraph 8.4.

8.5 Insurance Policies. The policies of insurance maintained by Landlord and Tenant pursuant to Paragraph 8.1 above shall each (a) include a cross liability endorsement providing that Landlord and Tenant, although insureds, may recover on account of the negligence of the other, and (b) provide that such insurance is not contributory with the coverage which the other party may carry and is primary insurance coverage and not excess insurance coverage or overage insurance coverage. The policies of insurance maintained by Landlord and Tenant pursuant to this Lease shall (1) provide that the insurer will give at least thirty (30) days' written notice of any cancellation, reduction in coverage, lapse or failure to renew, to the insured party or parties thereunder, and (2) be obtained from an insurer with a policy holder's rating of at least A- and a financial rating of not less than VIII in the most recently published Best's Insurance Guide. The insurance required to be maintained by the parties hereunder is subject to increase upon reasonable request by the other party in accordance with customary industry practice for insurance maintained by comparable landlords or tenants of comparable projects or premises, as applicable, in the vicinity of the Project and Premises. Landlord and Tenant agree to deliver to the other certificates of insurance evidencing the existence in force of the policies of insurance described in this Lease promptly following request therefor by the other party. Each of such certificates shall provide that such insurance shall not be canceled, reduced in coverage, lapse or materially amended unless thirty (30) days' prior written notice of such cancellation, reduction in coverage, lapse or amendment is given to the party designated on such certificate as the holder thereof. Any insurance required by this Paragraph 8 may be by satisfied by blanket, umbrella and/or excess liability insurance, covering additional items or locations or insureds, so long as the coverage afforded (including, without limitation, coverage as to additional insureds) will not be reduced or diminished by reason of the use of such blanket, umbrella and/or excess liability policy of insurance.

8.6 Waiver of Subrogation. Landlord and Tenant hereby mutually release each other from liability and waive all right of recovery against each other for any loss in or about the Premises, from perils insured against under the respective property damage insurance policies required to be carried hereunder, whether due to negligence or any other cause; provided that this Paragraph 8.6 shall be inapplicable if it would have the effect, but only to the extent it would have the effect, of invalidating any insurance coverage of Landlord or Tenant. If the waiver of subrogation pursuant hereto results in an additional premium charge to Landlord, Tenant agrees to promptly pay Landlord such additional charge upon receiving a written billing therefor. However, if such insurance policies cannot be obtained with a waiver of subrogation, the parties are relieved of the obligation to obtain such a waiver hereunder.

8.7 Indemnity.

        (a) Except to the extent resulting from the negligence or wilful misconduct of Landlord or Landlord's employees, agents or contractors or Landlord's breach of this Lease, and subject to the provisions of Paragraph 8.6 above, Tenant shall indemnify, hold harmless and defend Landlord and its agents, employees and contractors from and against any and all expense, liability and/or claims for damage to or loss of property (including, without limitation, Tenant's property) or injury to or death of persons (including, without limitation, Tenant, its agents, employees, contractors, visitors, licensees or invitees), or amounts owing (including, without limitation, claims for labor or materials furnished or alleged to have been furnished to or for the Tenant at or for use of the Premises, whether or not secured by a mechanic's or materialman's lien against the Premises, Building or Project or any part thereof) (i) directly or indirectly resulting from any cause on or about the Premises, or in connection with the maintenance or operation of Tenant's business, or Tenant's occupation or use of the Premises, and/or (ii) during such times as Tenant elects to maintain the insurance specified under Paragraph 8.2 above, directly or indirectly resulting from any cause on or about the Common Area. Tenant shall discharge any judgment or compromise rendered against or suffered by Landlord as a result of anything indemnified against hereunder and shall reimburse Landlord for any and all costs, fees, or expenses incurred or paid by Landlord (including, without limitation, reasonable attorneys' fees) in connection with the defense of any action or claim resulting therefrom. The obligations of Tenant pursuant to this Paragraph 8.7(a) relating to the period prior to the expiration of the Term or earlier termination of this Lease shall survive the expiration of the Term or earlier termination of this Lease.

        (b) During such times as Landlord is required to maintain the insurance specified under Paragraph 8.2 above, the provisions of this Paragraph 8.7(b) shall apply: Except to the extent resulting from the negligence or wilful misconduct of Tenant or Tenant's employees, agents or contractors or Tenant's breach of this Lease, and subject to the provisions of Paragraph 8.6 above, Landlord shall indemnify, hold harmless and defend Tenant and its agents, employees and contractors from and against any and all expense, liability and/or claims for damage to or loss of property (including, without limitation, Landlord's property) or injury to or death of persons (including, without limitation, Landlord, its agents, employees, contractors, visitors, licensees or invitees) or amounts owing (including, without limitation, claims for labor or materials furnished or alleged to have been furnished to or for the Landlord at the Project, whether or not secured by a mechanic's or materialman's lien against the Premises, Building or Project or any part thereof), directly or indirectly resulting from any cause on or about the Common Area. Landlord shall discharge any judgment or compromise rendered against or suffered by Tenant as a result of anything indemnified against hereunder and shall reimburse Tenant for any and all costs, fees, or expenses incurred or paid by Tenant (including, without limitation, reasonable attorneys' fees) in connection with the defense of any action or claim resulting therefrom. The obligations of Landlord pursuant to this Paragraph 8.7(b) relating to the period prior to the expiration of the Term or earlier termination of this Lease shall survive the expiration of the Term or earlier termination of this Lease.

9. Damage or Destruction.

9.1 Casualty. If the Premises shall be destroyed by fire or other casualty so as to render all or a portion of the Premises untenantable, then, for so long as Tenant is actually not occupying all or a portion of the Premises for the operation of Tenant's business (as opposed to having items of Tenant's personal property remaining in the Premises) as a result of such prevention from use, Tenant shall be entitled to an abatement of Tenant's obligation for payment of Base Rent and Tenant's Share of Operating Expenses, on a proportionate basis to the extent that Tenant's use of the Premises is so effectively prevented; which abatement shall commence as of the date of the casualty and continue during the period of such repair or reconstruction, until such time as Tenant is no longer so effectively prevented from using the Premises.

9.2 Repair by Landlord. Except where Landlord or Tenant elects to terminate this Lease as hereinafter provided, Landlord shall use reasonable diligence to repair any casualty to the Premises, Building or Common Areas to the extent of available insurance proceeds (or such proceeds as would have been so available had Landlord maintained the insurance required to be maintained by Landlord under this Lease), subject to delays and adjustment of insurance proceeds (provided that Tenant shall be responsible for the repair of Tenant's furniture, fixtures, equipment and personal property). In the event of the total destruction of the Premises or Project, or in the event of the partial destruction of the Premises or Project which is the result of an event not required to be covered by the insurance to be maintained by Landlord pursuant to this Lease and the costs of repair of which exceed five percent (5%) of the replacement cost of the Building, or requiring repair for which Landlord is unable (despite the exercise of commercially reasonable efforts) to obtain necessary governmental permits or approvals without being subject to unreasonable expense or condition, then Landlord shall have the right to elect to terminate this Lease by written notice to Tenant delivered within ninety (90) days following the occurrence of the casualty, unless (in the case of uninsured casualty damage) Tenant elects by written notice delivered to Landlord within twenty (20) days following Landlord's election to so terminate, to pay the amount by which Landlord's costs of repair of the Building not covered by Landlord's insurance exceed five percent (5%) of the replacement cost of the Building, in which case Landlord's election to terminate shall be nullified and Tenant shall be responsible for such costs in accordance with customary construction funding disbursement procedures. The proceeds from any insurance paid by reason of damage to or destruction of the Project or any part thereof insured by Landlord, shall belong to and be paid to Landlord. Tenant shall not be entitled to any compensation or damages from Landlord or Landlord's insurance provider for loss in the use of the whole or any part of the Premises and/or any inconvenience or annoyance by such damage, repair, reconstruction or restoration.

9.3 Damage Near End of Term. Notwithstanding anything to the contrary contained herein, if the Premises is wholly or partially damaged or destroyed within the final twelve (12) months of the then remaining Term of this Lease (as the same may theretofore have been extended pursuant to this Lease), and if as a result of such damage or destruction Tenant is, or reasonably will be, denied access or use of a material portion of the Premises for the conduct of its business operations for a period of ninety (90) consecutive days (or such shorter period as is then remaining in the Term), Landlord or Tenant may, at its option, by giving the other notice no later than sixty (60) days after the occurrence of such damage or destruction, elect to terminate the Lease as to the affected portion of the Premises.

9.4 Tenant Termination Right. Notwithstanding anything to the contrary contained in this Lease, in the event of material casualty damage to the Premises or Common Areas serving the Premises not resulting in termination of this Lease, Landlord shall deliver written notice to Tenant within ninety (90) days following such casualty damage or occurrence setting forth Landlord's good faith estimate of the time required for completion of repair and/or restoration of such damage, and if such estimated time exceeds nine (9) months from the occurrence of the casualty, Tenant may elect to terminate this Lease by written notice to Landlord within twenty (20) days following Tenant's receipt of such notice. In addition, in the event such repair and/or restoration of the Project is not actually completed within nine (9) month period from the occurrence of the casualty (or such longer time period as may have been estimated in such notice to Tenant), Tenant may elect to terminate this Lease upon thirty (30) days prior written notice to Landlord, provided that if such repair and/or restoration is completed within such thirty (30) day period, such election to terminate shall be nullified and this Lease shall continue in full force and effect.

9.5 Termination Advance Payments. Upon termination of this Lease pursuant to this Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Tenant to Landlord.

9.6 Waiver of Statutes. Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Sections 1932(2) and 1933(4) of the California Civil Code) or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is damaged or destroyed and agree that such event shall be exclusively governed by the terms of this Lease.

10. Real Property Taxes.

10.1 Payment of Taxes. During the Term of this Lease, Landlord shall pay the "Real Property Taxes", as defined in Paragraph 10.2 below, applicable to the Building (as an item of Operating Expenses), and applicable to the Common Areas (as an item of Common Area Expenses).

10.2 Definition of "Real Property Taxes." As used herein, the term "Real Property Taxes" shall include any form of real estate tax or assessment, general, special, ordinary or extraordinary, and any license fee, commercial rental tax, improvement bond or bonds, levy or tax (other than inheritance, personal income or estate taxes) imposed upon the Premises by any authority having the direct or indirect power to tax, including any city, state or federal government, or any school, agricultural, sanitary, fire, street, drainage or other improvement district thereof, levied against any legal or equitable interest of Landlord in the Premises, Building and/or Project, Landlord's right to rent or other income therefrom, and/or Landlord's business of leasing the Premises, Building and/or Project. The term "Real Property Taxes" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring, or changes in applicable law taking effect, during the term of this Lease, including but not limited to a change in the ownership of the Premises, Building and/or Project or in the improvements thereon, the execution of this Lease, or any modification, amendment or transfer thereof, and whether or not contemplated by the Parties.

10.3 Personal Property Taxes. Tenant shall pay prior to delinquency all taxes assessed against and levied upon any Alterations, trade fixtures, furnishings, equipment and all personal property contained in the Premises or elsewhere. When possible, Tenant shall cause its trade fixtures, furnishings, equipment and all other personal property to be assessed and billed separately from the real property of Landlord. If any of Tenant's trade fixtures, furnishings, equipment and all other personal property shall be assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to Tenant within ten (10) days after receipt of a written statement setting forth the taxes applicable to Tenant's trade fixtures, furnishings, equipment and all other personal property.

11. Utilities. Tenant shall contract for, in Tenant's name, and shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. All such utility service for the Building shall be separately metered for the Building. Landlord shall be responsible for any governmental hook-up charges or fees in connection with such utility service to the Building.. Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility service being furnished to the Premises, and no such failure or interruption shall be deemed to constitute an actual or constructive eviction or entitle Tenant to terminate this Lease or withhold any rent or any other sum due under this Lease.

12. Assignment and Subletting.

12.1 Landlord's Consent Required. Tenant shall not voluntarily assign its interest in this Lease (an "assignment") or sublease or permit occupancy by third parties of all or any part of the Premises (a "sublease"), without first obtaining Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed. Tenant shall not under any circumstances mortgage, pledge or otherwise transfer or encumber this Lease or the Premises (except for an assignment or sublease pursuant to this Paragraph
12). Any assignment or sublease without Landlord's prior written consent shall be voidable at Landlord's election and shall constitute a default hereunder. Notwithstanding anything to the contrary contained herein, Tenant shall have the right without Landlord's prior consent and without being subject to Paragraph
12.5 below, to assign this Lease or sublet all or any part of the Premises to any entity (i) controlling, controlled by or under common control with Tenant, or (ii) resulting from a merger or consolidation with Tenant or acquiring all or substantially all of the assets and/or stock of Tenant; provided that any such entity shall assume the obligations and liabilities of Tenant under this Lease (any such permitted assignee or subtenant is referred to in this Lease as a "Permitted Transferee") and no such assignment or sublease shall in any manner release Tenant from its primary liability under this Lease. In addition, the transfer of any number of shares of Tenant's stock shall not be deemed to constitute an assignment, sublease or other transfer requiring the consent of Landlord so long as Tenant's stock is traded on a public exchange.

12.2 Requests for Consent. No consent to an assignment or sublease shall constitute a further waiver of the provisions of this Paragraph 12. Except in the case of assignment or subletting to a Permitted Transferee, Tenant shall notify Landlord in writing of Tenant's intent to assign or sublease this Lease, the name of the proposed assignee or subtenant, information concerning the financial responsibility of the proposed assignee or subtenant and the economic and other material terms of the proposed assignment or subletting, and Landlord shall, within thirty (30) days of receipt of such written notice, and the financial responsibility information and such other information as may be requested by Landlord concerning the proposed assignee or subtenant (such request to be made, if at all, within ten (10) days of Tenant's initial request for Landlord's consent and submission of the information set forth above), elect one of the following: (i) consent to such proposed assignment or sublease; or
(ii) refuse such consent, which refusal shall be on reasonable grounds.

12.3 Reasonable Consent. Landlord and Tenant agree, by way of example and not in limitation as to other reasonable grounds for withholding consent and without in any manner limiting Landlord's rights in the event of a proposed assignment or sublease, that it shall be reasonable under this Lease and under any applicable law for Landlord to withhold its consent to a proposed assignment or subletting should Landlord determine that any of the following apply: (i) the proposed transferee's use of the

Premises is inconsistent with the permitted use under this Lease and Landlord reasonably withholds consent to a proposed change in use; (ii) the proposed transferee is of a character or reputation which is not consistent with the quality of the Building or Project; (iii) the proposed assignee does not in Landlord's reasonable judgment have sufficient financial strength to assure performance of the obligations to be performed pursuant to such assignment or subletting; (iv) the space to be subleased is not regular in shape with appropriate means of ingress and egress suitable for normal leasing purposes;
(v) the proposed transferee is a governmental agency or instrumentality thereof; or (vi) the proposed assignment or sublease is likely to result in more than a reasonable and safe number of occupants per floor within the space proposed to be assigned or sublet or is likely to result in insufficient visitor parking for the Building.

12.4 Terms of Assignment or Subletting. Any assignee of Tenant's interest in this Lease (whether or not under an assignment requiring Landlord's consent) hereby agrees that (and at Landlord's option, if Landlord's consent is required for such assignment pursuant to this Lease, it shall be a condition to such assignment that Landlord receive an instrument executed by such assignee and expressly enforceable by Landlord agreeing that) such assignee assumes and agrees to be bound by all of the terms and provisions of this Lease and to perform all of the obligations of Tenant hereunder. Any subtenant of all or any portion of the Premises (whether or not under a subletting requiring Landlord's consent) and Landlord hereby agrees that (and, at Landlord's option, if Landlord's consent is required for such sublease pursuant to this Lease, it shall be a condition to such sublease that Landlord receive an instrument executed by such subtenant agreeing that) such sublease is subject and subordinate to this Lease and to all mortgages or deeds of trust to which this Lease is subordinate; that Landlord may enforce the provisions of the sublease, including (following the occurrence of any default by Tenant under this Lease which is not cured within any applicable period for cure pursuant to hereto) collection of rent; that in the event of termination of this Lease for any reason, including, without limitation, a voluntary surrender by Tenant, or in the event of any re entry or repossession of the Premises by Landlord, Landlord may, at its option, either (i) terminate the sublease, or (ii) take over all of the right, title and interest of Tenant, as sublandlord, under such sublease, in which case such subtenant will attorn to Landlord, but that nevertheless Landlord will not (1) be liable for any previous act or omission of Tenant under such sublease, (2) be subject to any defense or offset previously accrued in favor of the subtenant against Tenant, or (3) be bound by any previous modification of any sublease made without Landlord's written consent, or by any previous prepayment by subtenant of more than one month's rent.

12.5 Excess Consideration. In connection with Landlord's grant of consent to an assignment or sublease as required under the provisions of this Paragraph 12, Tenant shall pay Landlord's reasonable attorneys' fees and processing costs incurred in giving such consent (not to exceed $1,000.00 per assignment or subletting transaction). In the event of any assignment or sublease requiring Landlord's consent, Landlord shall receive as additional rent hereunder fifty percent (50%) of Tenant's "Excess Consideration" derived from such assignment or sublease (but Excess Consideration shall not include fair market consideration received by Tenant for the transfer by Tenant of any furniture, trade fixtures or equipment of Tenant). In the event of a sublease, "Excess Consideration" shall mean all rent, additional rent or other consideration actually received by Tenant from such subtenant and/or actually paid by such subtenant on behalf of Tenant in connection with the subletting in excess of the rent, additional rent and other sums payable by Tenant under this Lease during the term of the sublease on a per square foot basis if less than all of the Premises is subleased, less the sum of Tenant's reasonable out-of-pocket costs incurred in connection with such sublease for brokerage commissions, reasonable attorneys' fees, the cost of any alterations or improvements made for the benefit of such subtenant, and/or any free rent period granted to such subtenant. In the event of an assignment, "Excess

Consideration" shall mean key money, bonus money or other consideration paid by the assignee to Tenant in connection with such assignment, and any payment in excess of fair market value for services rendered by Tenant to assignee or for assets, fixtures, inventory, equipment, or furniture transferred by Tenant to assignee in connection with such assignment, less the sum of Tenant's reasonable out-of-pocket costs incurred in connection with such assignment for brokerage commissions, reasonable attorneys' fees, the cost of any alterations or improvements made for the benefit of such assignee and/or any free rent period granted to such assignee. If part of the Excess Consideration shall be payable by the assignee or subtenant other than in cash, then Landlord's share of such non-cash consideration shall be in such form as is reasonably satisfactory to Landlord.

12.6 Continuing Liability of Tenant. Notwithstanding any permitted assignment or subletting (whether or not the same requires Landlord's consent pursuant to this Paragraph 12), Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations under the terms and conditions of this Lease. Landlord's waiver or consent to any assignment or subletting shall not relieve Tenant or any assignee or sublessee from any obligation under this Lease whether or not accrued and Tenant shall at all times remain directly, primarily and fully responsible and liable for all payments owed by Tenant under this Lease and for compliance with all obligations of Tenant under the terms and conditions of this Lease.

13. Default; Remedies.

13.1 Default. The occurrence of either of the following shall be deemed to constitute an event of default by Tenant under this Lease:

(a) The failure by Tenant to make any payment of Rent as and when due where such failure shall continue for a period of five (5) business days after written notice thereof from Landlord to Tenant; provided however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure Section 1161 or any similar successor statute.

(b) The failure by Tenant to observe or perform any of the express or implied covenants or provisions of this Lease to be observed or performed by Tenant, other than as specified in Paragraph 13.1(a), where such failure shall continue for a period of thirty (30) days after written notice thereof from Landlord to Tenant; provided, however, that any such notice shall be in lieu of, and not in addition to, any notice required under California Code of Civil Procedure
Section 1161 or any similar successor statute; provided, further, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant shall promptly commence such cure within such thirty (30) day period and thereafter continuously and diligently prosecute such cure to completion.

13.2 Remedies.

(a) In the event of any default by Tenant pursuant to Paragraph 13.1 above, in addition to any other remedies available to Landlord at law or in equity, Landlord shall have the immediate option to terminate this Lease and all rights of Tenant hereunder by giving written notice of such intention to terminate. In the event that Landlord shall elect so to terminate this Lease, then Landlord may recover from Tenant: (i) the worth at the time of award of any unpaid rent which had been earned at the time of such termination; plus (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss Tenant proves could have been reasonably avoided; plus (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the Term after the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided; plus (iv) any other amount necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including, without limitation, the cost of recovering possession of the Premises, expenses of re-letting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees and that portion of any leasing commission paid by Landlord in connection with this Lease applicable to the unexpired term of this Lease. The term "rent" as used in this Paragraph 13.2(a) above shall be deemed to mean Base Rent and Tenant's Share of Operating Expenses. As used in clauses (i) and (ii) above, the "worth at the time of award" is computed by allowing interest at the Interest Rate. As used in clause (iii) above, the "worth at the time of award" is computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%).

(b) In the event of any default by Tenant pursuant to Paragraph 13.1 above and Tenant's abandonment of the Premises, Landlord shall also have the right to continue the Lease and Tenant's right to possession in effect (under California Civil Code Section 1951.4) and recover the rent as it becomes due, provided Tenant has the right to sublet or assign, subject only to reasonable limitations. See Paragraphs 12 and 36 for the limitations on assignment and subletting which limitations Tenant and Landlord agree are reasonable. Acts of maintenance or preservation, efforts to relet the Premises, or the appointment of a receiver to protect the Landlord's interest under the Lease, shall not constitute a termination of the Tenant's right to possession.

(c) All rights, options and remedies of Landlord contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Landlord shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease.

(d) Landlord waives such liens, if any, to which it may have a right with respect to the merchandise, furniture, trade fixtures and other personal property of Tenant located on or about the Premises and shall from time to time execute such documents as Tenant may reasonably request to acknowledge such waiver.

13.3 Default by Landlord. Except as otherwise expressly provided in this Lease, Landlord shall be in default under this Lease if Landlord fails to perform any of its obligations hereunder and said failure continues for a period of thirty
(30) days after Tenant gives Landlord notice thereof (unless such failure cannot reasonably be cured within thirty (30) days) and Landlord shall have commenced to cure within said thirty (30) days and continues diligently to pursue the curing of the same). Tenant shall use reasonable efforts to give to any holder of indebtedness secured by a first lien upon the Premises whose address has previously been provided to Tenant, a copy of any notice of default served upon the Landlord. Tenant further agrees that any such holder of indebtedness shall have the right to cure any Landlord default within the time period provided for such cure by Landlord pursuant to this Lease. If such default is not cured within the specified time period, Tenant may exercise any right or remedy available to it at law or in equity or under this Lease. Tenant shall have the right to cure any such default and Landlord shall reimburse Tenant for the reasonable cost thereof within thirty (30) days following receipt from Tenant of invoices or other reasonable evidence of the amount of such costs; provided, however, in the event Landlord in good faith disputes whether Tenant properly performed an obligation of Landlord, Landlord may dispute the same by institution of a reference proceeding pursuant to Paragraph 39 below within thirty (30) days following Tenant's request for reimbursement.

If it is determined pursuant to such proceeding that Tenant's cure was proper, Landlord shall, within ten (10) days following such determination, reimburse Tenant for the cost of such cure (plus interest at the Interest Rate from the date of Tenant's expenditure until reimbursement). Should Landlord fail to pay Tenant any amount due Tenant (a) within thirty (30) days following receipt of Tenant's invoices or other evidence (if Landlord does not institute a reference proceeding disputing such cure), or (b) within ten (10) days after determination by reference, Tenant may, notwithstanding anything to the contrary contained in this Lease, deduct and offset such amount (including, without limitation, interest at the Interest Rate from the time of Tenant's expenditure until repaid) from any monetary obligation of Tenant owing Landlord hereunder. Notwithstanding anything to the contrary contained in this Lease, Tenant shall have the right to offset any unpaid reference or court award from any monetary obligation due under this Lease. Any amount due from Landlord to Tenant shall bear interest at the Interest Rate from the date due until paid. All rights, options and remedies of Tenant contained in this Lease shall be construed and held to be cumulative, and no one of them shall be exclusive of the other, and Tenant shall have the right to pursue any one or all of such remedies or any other remedy or relief which may be provided by law, whether or not stated in this Lease. Tenant's failure to insist upon strict performance of any term, covenant or condition of this Lease or to exercise any right or remedy it has shall not be deemed a waiver or relinquishment for the future of such performance, right or remedy unless in writing signed by Tenant. No waiver by Tenant shall constitute a waiver of any subsequent breach.

14. Condemnation.

14.1 Non-Temporary Taking. If any material portion of the Project shall be taken for any public or quasi-public purpose by any lawful power or authority by exercise of the right of appropriation, condemnation or eminent domain, or sold to prevent such taking to such an extent as to render untenantable the entirety of the Premises or such a material portion of the Premises that Tenant's operation from the remainder of the Premises is not reasonably practicable as reasonably determined by the parties, either party shall have the right to terminate this Lease effective as of the date possession is required to be surrendered to said authority by written notice to the other party by the effective date of such taking. Tenant shall not assert any claim against Landlord or the taking authority for any compensation because of such taking, other than a claim for any separate award attributable to the value of any personal property or trade fixtures of Tenant which are taken, costs of Tenant's relocation, and Tenant hereby assigns to Landlord all of Tenant's interest in, and Landlord shall be entitled to receive, the entire amount of any other award without deduction for any estate or interest of Tenant (including, without limitation, any award attributable to the value of the remaining Term of this Lease). If neither Tenant nor Landlord so elects to terminate, Landlord shall, to the extent of proceeds received, commence to restore the Premises to substantially their same condition prior to such partial taking, and a proportionate allowance shall be made to Tenant for the Monthly Base Rent and Tenant's obligation for payment of Tenant's Expenses Excess corresponding to the time during which, and to the part of the Premises of which, Tenant shall be so deprived on account of such taking and restoration. Nothing contained in this Paragraph 14.1 shall be deemed to give Landlord any interest in any award made to Tenant for the taking of Tenant's personal property and trade fixtures or for Tenant's costs of relocation.

14.2 Temporary Taking. In the event of a taking of the Premises or any part thereof for temporary use, (i) this Lease shall be and remain unaffected thereby and Rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration of the Term or earlier termination of this Lease. For purposes of this Paragraph 14.2, a temporary taking shall be defined as a taking for a period of nine (9) months or less.

14.3 Waiver of Code Sections. Landlord and Tenant hereby waive the provisions of any statutes (including, without limitation, Section 1265.130 of the California Code of Civil Procedure) or court decisions which provide a party to a lease with a right to abatement of rent or termination of the lease when leased property is condemned or taken and agree that such event shall be exclusively governed by the terms of this Lease.

15. Brokers. Landlord and Tenant each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder in connection with the negotiation of this Lease and/or the consummation of the transaction contemplated hereby, and that no broker or other person, firm or entity is entitled to any commission or finder's fee in connection with said transaction. Landlord and Tenant do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses and attorneys' fees reasonably incurred with respect thereto.

16. Estoppel Certificate.

16.1 Each Party (as "Responding Party") shall within ten (10) days after written notice from the other Party (the "Requesting Party") execute, acknowledge and deliver to the Requesting Party a statement in writing (a) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), and the date to which rental and other charges are paid in advance, if any, (b) acknowledging that there are not, to the Responding Party's knowledge, any uncured defaults on the part of Landlord or Tenant, or specifying such defaults if any are claimed, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

16.2 If Landlord desires to finance, refinance, or sell the Premises, Building and/or Project or any part thereof, Tenant and all Guarantors of Tenant's performance hereunder shall deliver to any potential lender or purchaser designated by Landlord such financial statements of Tenant and such Guarantors as may be reasonably required by such lender or purchaser, including but not limited to Tenant's financial statements for the past three (3) years. All such financial statements shall be received by Landlord and such lender or purchaser in confidence and shall be used only for the purposes herein set forth. However, so long as Tenant remains an entity whose stock is traded on a national exchange, Tenant's annual 10K and quarterly 10Q filings shall be deemed sufficient to satisfy the obligations of Tenant under this Paragraph 16.2.

17. Landlord's Liability. The term "Landlord" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the tenant's interest in the prior lease. In the event of a transfer of Landlord's title or interest in the Premises or in this Lease, Landlord shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Landlord at the time of such transfer or assignment. Upon such transfer or assignment, the prior Landlord shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the "Landlord". The obligations and/or covenants in this Lease to be performed by the Landlord shall be binding only upon the Landlord as hereinabove defined.

18. Severability. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. Rooftop Equipment. Provided Tenant obtains Landlord's prior written consent, which consent shall not be unreasonably withheld, conditioned or delayed, Tenant shall have a right to use the roof of the Building for any antennae or other communications equipment or other roof-top mounted equipment as Tenant may deem desirable for the operation of its business; provided, however, that no roof penetrations shall be made without obtaining Landlord's consent, which consent shall not be unreasonably withheld, conditioned or delayed, and Tenant shall, at its own expense, promptly repair any damage or wear to the roof resulting from such use of Tenant's equipment. Tenant shall coordinate any such roof work with Landlord so as not to impair any roof warranty then in effect and shall comply with all applicable Laws with respect thereto (including, without limitation, any applicable Laws respecting screening of such rooftop equipment).

20. Time of Essence; Force Majeure. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease. However, if either party is delayed or hindered in or prevented from the performance of any act required hereunder because of strikes, lockouts, inability to procure labor or materials, failure of power, restrictive Laws, riots, insurrection, war, fire or other casualty or other reason of a similar or dissimilar nature beyond the reasonable control of the party delayed, financial inability excepted (any "Force Majeure Event"), performance of such act shall be excused for the period of the Force Majeure Event, and the period for the performance of such act shall be extended for an equivalent period. Delays or failures to perform resulting from lack of funds shall not be Force Majeure Events.

21. Rent Defined. All monetary obligations of Tenant to Landlord under the terms of this Lease are deemed to be rent.

22. No Prior or Other Agreements. This Lease contains all agreements between the Parties with respect to the leasing of the Premises from Landlord to Tenant, and no other prior or contemporaneous agreement or understanding shall be effective.

23. Notices.

23.1 All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by messenger or courier service) or may be sent by certified mail, return receipt requested, or U.S. Postal Service Express Mail or other reputable overnight courier service, with postage prepaid, or by facsimile transmission with receipt confirmed by telephone (provided that a copy of such notice sent by facsimile transmission is also sent by one of the other means of delivery of notices pursuant to this Paragraph 23) and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to Landlord's signature on this Lease shall be Landlord's address for delivery or mailing of notice purposes, unless Landlord by written notice to Tenant, specifies a different address for notice purposes. From and after the Commencement Date, the Premises shall constitute Tenant's address for the purpose of mailing or delivering notices to Tenant, unless and until a different address for receipt of notices is specified by Tenant in written notice to Landlord. A copy of all notices required or permitted to be given to either party hereunder shall be concurrently transmitted to such party or parties at such addresses as the recipient party may from time to time hereafter designate by written notice to the other party.

23.2 Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon.

Notices delivered by United States Express Mail or overnight courier that guarantees next business day delivery shall be deemed given on the next business days after delivery of the same to the United States Postal Service or courier for next business day delivery. Notices sent by facsimile transmission, shall be deemed given on telephone confirmation of receipt subject to the following provisions of this Paragraph 23.2. If a notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next day which is not a Saturday, Sunday. If a notice sent by facsimile transmission is received after 5:00 p.m. California time, it shall be deemed received on the next day which is not a Saturday, Sunday or a legal holiday.

24. Waivers. No waiver by Landlord of the default of any term, covenant or condition hereof by Tenant, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent default by Tenant of the same or of any other term, covenant or condition hereof. Landlord's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Landlord's consent to, or approval of, any subsequent or similar act by Tenant, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. Regardless of Landlord's knowledge of a default at the time of accepting rent, the acceptance of rent by Landlord shall not be a waiver of any preceding default by Tenant of any provision hereof, other than the failure of Tenant to pay the particular rent so accepted. Any payment given Landlord by Tenant may be accepted by Landlord on account of moneys or damages due Landlord, notwithstanding any qualifying statements or conditions made by Tenant in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever.

25. Recording. Neither this Lease nor any memorandum hereof shall be recorded by either Landlord or Tenant.

26. No Right To Holdover. Tenant has no right to retain possession of the Premises or any part thereof beyond the expiration or earlier termination of this Lease. Any holding over by Tenant after the expiration or earlier termination of this Lease shall be construed to be a tenancy at sufferance on all of the terms and conditions set forth herein to the extent not inconsistent with a tenancy at sufferance, provided that the Base Rent for such holdover period shall be an amount equal to one hundred twenty-five percent (125%) of the monthly Base Rent due for the last full month of the Term. Acceptance by Landlord of rent or any other sum payable hereunder after such expiration or earlier termination shall not result in an extension or renewal of this Lease. If Tenant fails to surrender the Premises upon the expiration or earlier termination of this Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against all loss, damage, cost, liability or expense (including, without limitation, attorneys' fees and expenses) resulting from or relating to such failure to surrender the Premises including, without limitation, any claim made by any succeeding tenant.

27. Cumulative Remedies. No remedy or election of Landlord hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. Matters of Record. The parties hereby acknowledge that this Lease shall be subordinate to existing matters of record (the "Agreements"), provided, however, that this Lease shall not be subordinate to any new Agreement or any amendment or supplement to the existing Agreements, which is not first approved by Tenant in writing, which approval shall not be unreasonably withheld, conditioned or delayed. Notwithstanding any such subordination to the Agreements or any amendment or supplement thereto, as between Landlord and Tenant, Landlord shall be liable to Tenant for any breach of the terms set forth in this Lease, notwithstanding whether such breach is permitted pursuant to the terms of the Agreements, and Landlord shall be solely responsible for and shall indemnify, defend and hold harmless Tenant from and against any and all losses, demands, damages, claims, liabilities, obligations, costs and/or expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred as a result of any conflict between the provisions of this Lease and the Agreements.

29. Binding Effect; Choice of Law. Except as otherwise provided herein, this Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30. Subordination; Attornment.

30.1 Subordination. Upon notice by Landlord, Tenant shall subordinate its rights under this Lease to any lease(s) wherein Landlord is the lessee and to the lien of any mortgage(s) or deed(s) of trust (collectively, "Instrument"), regardless of whether such Instrument now exists or is hereafter created, to all advances thereunder, to any interest thereon, and to all modifications, consolidations, renewals, replacements and extensions thereof, provided the lessors, mortgagees or beneficiaries agree to provide Tenant with an agreement of non-disturbance in a form reasonably acceptable to Tenant, agreeing to recognize this Lease and Tenant's rights hereunder in the event of termination or foreclosure under the Instrument. Tenant agrees to execute any agreement evidencing such subordination and non-disturbance in a form reasonably acceptable to Tenant, at Landlord's request. Any such lessor, mortgagee or beneficiary may elect to have this Lease prior to its instrument, and in the event of such election and upon notification by such lessee, mortgagee or beneficiary to Tenant, this Lease shall be deemed prior to said Instrument, whether this Lease is dated prior or subsequent to said Instrument. Notwithstanding anything to the contrary contained in this Lease, it shall be a condition precedent to the performance of each of Tenant's obligations under this Lease (including, without limitation, Tenant's obligation for the payment of Base Rent and Tenant's Share of Operating Expenses), that Tenant obtain from each lessor, mortgagee or beneficiary under any Instrument presently encumbering the Premises, an agreement of non-disturbance in a form reasonably acceptable to Tenant. It is the understanding of the parties that no such Instrument currently encumbers the Premises.

30.2 Attornment. If Landlord's interest in the Premises is transferred (except in a sale-leaseback financing transaction), or if any proceedings are brought for the foreclosure of, or in the event of the exercise of the power of sale under, any Instrument, or if any lease in a sale leaseback transaction wherein Landlord is the lessee is terminated, Tenant shall attorn to and recognize such purchaser, assignee, mortgagee or beneficiary as Landlord under this Lease, provided such purchaser, assignee, mortgagee or beneficiary has executed or agrees to execute an agreement of subordination, non-disturbance and attornment in form reasonably acceptable to Tenant and such purchaser, assignee, mortgagee or beneficiary recognizing this Lease and Tenant's rights hereunder.

31. Attorneys' Fees. If any Party brings an action or proceeding to enforce the terms hereof or declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorneys' fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term "Prevailing Party" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fee award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition to the foregoing award of attorneys' fees to the

Prevailing Party, the Prevailing Party shall be entitled to its attorneys' fees incurred in any post-judgment proceedings to collect or enforce the judgment. This provision is separate and several and shall survive the merger of this Lease into any judgment on this Lease. Landlord shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of default and consultations in connection therewith, whether or not a legal action is subsequently commenced in connection with such default.

32. Landlord's Entry. Landlord and its employees, agents, representatives, consultants and/or contractors shall have the right from time to time upon reasonable prior notice to Tenant (which, notwithstanding anything to the contrary contained in this Lease respecting the manner of delivery of notices, may be oral or written notice), except that no such prior notice shall be required in the event of an emergency or for scheduled provision of services to the Premises, to enter the Premises to inspect the same, to supply any service to be provided by Landlord to Tenant hereunder, to show the Premises to prospective purchasers, encumbrancers or (during the final twelve (12) months of the Term) tenants, to post notices of non-responsibility, to alter, improve or repair the Premises or any other portion of the Building, all without being deemed guilty of any eviction of Tenant and without abatement of Rent (subject to the provisions of Paragraph 5 above), and may, if necessary to carry out such purposes, erect scaffolding and other necessary structures where required by the character of the work to be performed. Landlord shall use reasonable efforts to minimize any interference with the operation of Tenant's business from the Premises resulting from any such entry (except in the event of an emergency). Subject to the provisions of Paragraph 5 above, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss in, upon and about the Premises or the Project. Landlord shall at all times have and retain a key with which to unlock all doors to and in the Premises. In the event of an emergency, Landlord shall have the right to use any and all means which Landlord may reasonably deem proper to open said doors in order to obtain entry to the Premises. Any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not be construed or deemed to be a forcible or unlawful entry into the Premises, or an eviction of Tenant from the Premises or any portion thereof. It is understood and agreed that no provision of this Lease shall be construed as obligating Landlord to perform any repairs, alterations or decorations, except as otherwise expressly agreed herein by Landlord.

33. Auctions. Tenant shall not conduct, nor permit to be conducted, either voluntarily or involuntarily, any auction upon the Premises without first having obtained Landlord's prior written consent. Notwithstanding anything to the contrary in this Lease, Landlord shall not be obligated to exercise any standard of reasonableness in determining whether to grant such consent.

34. Signs. Tenant may install the maximum lawful building signage as Tenant may desire to advertise Tenant's own business, subject to Landlord's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. The installation of any sign on the Premises by or for Tenant shall be subject to the provisions of Paragraph 7. In addition, Tenant shall be entitled to such monument, pylon or other signage to be located in the Common Areas of the Project as are specified to be included within Landlord's Work pursuant to Exhibit B (the identification panels of Tenant upon which signage shall be subject to replacement by Tenant from time to time to reflect Tenant's then desired identification thereon). All Tenant signage pursuant to this Lease shall be subject to compliance with the requirements of applicable Laws.

35. Termination; Merger. The voluntary or other surrender of this Lease by Tenant, the mutual termination or cancellation hereof, or a termination hereof by Landlord for default by Tenant, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, Landlord shall, in the event of any such surrender, termination or cancellation, have the option to continue any one or all of any existing subtenancies. Landlord's failure within ten (10) days following any such event to make a written election to the contrary by written notice to the holder of any such lesser interest, shall constitute Landlord's election to have such event constitute the termination of such interest.

36. Consents. Except for Paragraph 33 hereof (Auctions) or as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld, conditioned or delayed. Landlord's actual reasonable costs and expenses (including but not limited to architects', attorneys', engineers' or other consultants' fees) incurred in the consideration of, or response to, a request by Tenant for any Landlord consent pertaining to this Lease or the Premises, including but not limited to consents to an assignment, a subletting or the presence or use of a Hazardous Substance or storage tank, shall be paid by Tenant to Landlord upon receipt of an invoice and supporting documentation therefor.

37. Interpretation. The language in all parts of this Lease shall be in all cases construed as a whole according to its fair meaning and not strictly for nor against either Landlord or Tenant.

38. Quiet Possession. Upon payment by Tenant of the rent for the Premises and the observance and performance of all of the covenants, conditions and provisions on Tenant's part to be observed and performed under this Lease, Tenant shall have quiet possession of the Premises for the entire term hereof subject to all of the provisions of this Lease and all matters of record against the Premises.

39. Expedited Dispute Resolution. Any dispute between Landlord and Tenant pursuant to this Lease (other than Landlord's exercise of unlawful detainer remedies) shall, at the option of either party, be heard by a reference pursuant to the provisions of California Code of Civil Procedure Section 638 et seq., for a determination to be made which shall be binding upon the parties as if tried before a court or jury. The parties agree specifically as to the following: (i) within five (5) business days after service of a demand by a party hereto, the parties shall agree upon a single referee who shall then try all issues, whether of fact or law, and then report a finding or judgment thereon, provided that if the parties are unable to agree upon a referee either party may seek to have one appointed, pursuant to California Code of Civil Procedure Section 640, by the presiding judge of the Los Angeles County Superior Court; (ii) the compensation of the referee shall be such charge as is customarily charged by the referee for like services, and the cost of such proceedings shall initially be borne equally by the parties; provided, however, the prevailing party in such proceedings shall be entitled, in addition to all other costs, to recover its contribution for the cost of the reference as an item of damages and/or recoverable costs;
(iii) if a reporter is requested by either party, then a reporter shall be present at all proceedings, and the fees of such reporter shall be borne by the party requesting such reporter and such fees shall be an item of recoverable costs, provided that only a party shall be authorized to request a reporter;
(iv) the referee shall apply all California Rules of Procedure and Evidence and shall apply the substantive law of California in deciding the issues to be heard, and notice of any motions before the referee shall be given, and all matters shall be set at the convenience of the referee; (v) the referee's decision under California Code of Civil Procedure Section 644, shall stand as the judgment of the court, subject to appellate review as provided by the laws of the State of California; (vi) the parties agree that they shall in good faith endeavor to cause any such dispute to be decided within four (4) months; and the date of hearing for any proceeding shall be determined by agreement of the parties and the referee, or if the parties cannot agree, then by the referee; and (vii) the referee shall have the power to award damages and all other relief.

40. Rules and Regulations. Tenant agrees that it will abide by, keep and observe all reasonable and non-discriminatorily enforced rules and regulations which Landlord may make from time to time for the management, safety, care, and cleanliness of the grounds, the parking and unloading of vehicles and the preservation of good order within the Project, as well as for the convenience of occupants or tenants of the Project and their invitees. However, in no event shall such rules and regulations increase the monetary obligations owing from Tenant to Landlord under this Lease or otherwise materially increase the obligations or diminish the rights of Tenant under this Lease.

41. Security Measures. Tenant hereby acknowledges that the rental payable to Landlord hereunder does not include the cost of guard service or other security measures, and that Landlord shall have no obligation whatsoever to provide same (provided that Landlord has the right, in its sole and absolute discretion, to provide security services and include the cost thereof as an item of Common Area Expenses). Tenant assumes all responsibility for the protection of the Premises, Tenant, its agents and invitees and their property from the acts of third parties.

42. Reservations. Landlord reserves to itself the right, from time to time, to grant, without the consent or joinder of Tenant, such easements, rights and dedications that Landlord deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not materially adversely affect (i) the use or occupancy of the Premises, (ii) means of access to and from the Premises, (iii) parking serving the Premises, or (iv) visibility of Premises signage from adjacent rights of way. Tenant agrees to sign any documents reasonably requested by Landlord to effectuate any such easement rights, dedication, map or restrictions.

43. Performance Under Protest. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay under the provisions of this Lease.

44. Authority. If either Party hereto is a corporation, trust, or general or limited partnership, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. If Tenant is a corporation, trust or partnership, Tenant shall, within thirty (30) days after request by Landlord, deliver to Landlord evidence satisfactory to Landlord of such authority.

45. Offer. Preparation of this Lease by Landlord, Tenant or Landlord's agent or Tenant's agent and submission of same to the other party shall not be deemed an offer to lease to such other party. This Lease is not intended to be binding until executed by both Landlord and Tenant.

46. Limitation of Landlord's Liability. In consideration of the benefits accruing hereunder, and notwithstanding anything contained in this Lease to the contrary, Tenant and all successors and assigns covenant and agree that, in the event of any actual or alleged failure, breach or default hereunder by Landlord or in the event of any other action against Landlord with respect to this Lease, their sole and exclusive remedy shall be against Landlord's interest in the Project and the proceeds thereof and therefrom. Tenant and all such successors and assigns agree that the obligations of Landlord under this Lease do not constitute personal obligations of the individual partners, whether general or limited, members, directors, officers or shareholders of Landlord, and Tenant shall not seek recourse against the individual partners, members, directors, officers or shareholders of Landlord or any of their personal assets for satisfaction of any liability with respect to this Lease. Notwithstanding any contrary provision contained in this Lease, neither Landlord, any of the individual partners, members, directors, officers or shareholders of Landlord or any of their respective employees, agents or contractors shall be liable under any circumstances for any indirect or consequential damages or any injury or damage to, or interference with, Tenant's business, including but not limited to, loss of profits, loss of rents or other revenues, loss of business opportunity, loss of goodwill or loss of use, in each case, however occurring.

47. Multiple Parties. Except as otherwise expressly provided herein, if more than one person or entity is named herein as either Landlord or Tenant, the obligations of such multiple Parties shall be the joint and several responsibility of all persons or entities named herein as such Landlord or Tenant.

LANDLORD AND TENANT HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LANDLORD AND TENANT WITH RESPECT TO THE PREMISES.

The parties hereto have executed this Lease as of the date first written above.

LANDLORD:                                                     TENANT:
---------                                                     --------
La Canada Properties, Inc., a California corporation          Sport Chalet, Inc., a Delaware corporation

By: La Canada Enterprises, Inc., a California                 By:  /s/ Howard Kaminsky
    corporation, its agent
                                                              Print Name: Howard Kaminsky
    By:  /s/ Norbert Olberz
                                                              Its: Chief Financial Officer
    Print Name: Norbert Olberz

    Its: President

Address of Landlord:                                          Address of Tenant:
La Canada Properties, Inc.                                    Prior to Commencement Date:
920 Foothill Boulevard                                        Sport Chalet, Inc.
La Canada, California 91011                                   920 Foothill Boulevard
Attn:  President                                              La Canada, California 91011
                                                              Attn:  President

                                                              Following Commencement Date:
                                                              Sport Chalet, Inc.
                                                              839 Houseman Street
                                                              La Canada, California 91011
                                                              Attn:  President

EXHIBIT A

Site Plan Depicting Project

EXHIBIT B

CONSTRUCTION OF PREMISES

1. Landlord's Work. Landlord has caused the construction of the Building and the improvements contained therein and the Common Areas, as existing as of the date hereof (collectively, "Landlord's Work"). All "punch-list" items with respect to Landlord's Work not completed upon the date hereof shall be completed by Landlord as soon as possible following the date hereof but in no event later than sixty (60) days thereafter. In addition, at any time within one (1) year following the date hereof, Tenant shall have the right to notify Landlord of incomplete or defective items of Landlord's Work and Landlord shall promptly complete or repair, as the case may be, such items of work.

2. Tenant's Work. All work in the Premises (other than Landlord's Work) and the installation of such furniture, trade fixtures and equipment as Tenant deems necessary for the operation of Tenant's business from the Premises is collectively referred to herein as "Tenant's Work". To the extent Tenant's Work constitutes Alterations which would require the consent of Landlord pursuant to the Lease, such Tenant's Work shall be performed in accordance with the provisions of the Lease governing the making of Alterations by Tenant.